UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2019 (March 11, 2019)

MercadoLibre, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2019, MercadoLibre, Inc. (the “Company”or “we”) entered into a Securities Purchase Agreement (the “Common Stock Purchase Agreement”) with PayPal, Inc. (“PayPal”) whereby, subject to certain closing conditions,  PayPal agreed to purchase in a private placement 1,719,790 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) for approximately $750 million in the aggregate (the “Common Stock Private Placement”). The price per share in the Common Stock Private Placement will be equal to $436.10.

Also on March 11, 2019, we entered into a Securities Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Merlin DF Holdings, LP, an affiliate of Dragoneer Investment Group, LLC (“Dragoneer”), whereby, subject to certain closing conditions, Dragoneer has agreed to purchase in a private placement 100,000 shares of perpetual convertible preferred stock designated as Series A Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) for $100 million in the aggregate (the “Preferred Stock Private Placement,” and, together with the Common Stock Private Placement, the “Private Placements”), the rights, preferences and privileges of which are set forth in a Certificate of Designation to be filed with the Secretary of State of the State of Delaware, a form of which is attached as Exhibit A to the Preferred Stock Purchase Agreement (the “Certificate of Designation”). The closing of each of the Private Placements is conditioned on the closing of the Company’s previously announced public offering of Common Stock pursuant to the Registration Statement on Form S-3 (File No. 333-230196) (the “Registration Statement”), prospectus supplement, dated March 12, 2019 and accompanying prospectus, dated March 11, 2019 included in the Registration Statement which became effective upon filing with the Securities and Exchange Commission on March 11, 2019 (the “Public Offering”). The Public Offering is expected to close on March 15, 2019.

Each of PayPal and Dragoneer has agreed to restrictions on its ability to dispose of shares of our Common Stock, Preferred Stock, as applicable, beginning on March 11, 2019 and ending (1) in the case of PayPal, 180 days after the date of the sale of Common Stock to PayPal pursuant to the Common Stock Purchase Agreement (the “PayPal Closing Date”) and (2) in the case of Dragoneer, 365 days after the date of the sale of Preferred Stock to Dragoneer pursuant to the Preferred Stock Purchase Agreement (the “Preferred Stock Closing Date”).  The PayPal Closing Date is expected to be March 15, 2019. The Preferred Stock Closing Date is expected to be on or prior to March 29, 2019. The Company and PayPal also agreed to use their respective reasonable best efforts to cooperate with one another to enter into a commercial agreement, within 90 days of the PayPal Closing Date, that establishes complementary initiatives to strengthen the respective companies' networks.

Each share of Preferred Stock will have a stated value of $1,000, will be entitled to a cash dividend of 4% per annum, and will be convertible into shares of our Common Stock at an initial conversion price of $479.71 (subject to adjustment pursuant to the Certificate of Designation). The Company may require the conversion of any or all of the Preferred Stock beginning on the fourth anniversary of the Preferred Stock Closing Date if certain conditions set forth in the Certificate of Designation are met. The Company may redeem any or all of the Preferred Stock for cash, shares of our Common Stock or a combination thereof (at its election, subject to certain conditions) at any time after the seventh anniversary of the Preferred Stock Closing Date for a percentage of the stated value of each share of Preferred Stock, plus any accrued and unpaid dividends at such time, as set forth in the Certificate of Designation. On specified dates after the seventh anniversary of the Preferred Stock Closing Date as set forth in the Certificate of Designation, the holders of the Preferred Stock shall have the right to redeem all of the outstanding shares of Preferred Stock for cash, shares of our Common Stock or a combination thereof (at the Company’s election, subject to certain conditions) to be determined by the formula set forth in the Certificate of Designation. Upon the occurrence of a Change of Control (as defined in the Certificate of Designation), the holders will have the right to redeem their shares of Preferred Stock for cash at a price set forth in the Certificate of Designation. The holders of the Preferred Stock shall have the right to vote on matters submitted to a vote of the holders of Common Stock on an as-converted basis unless required by applicable law.

On March 12, 2019, we entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (the “Underwriters”) relating to the Public Offering. Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth therein, an aggregate of 2,083,334 shares of Common Stock. In addition, the Underwriters have a 30-day option to purchase up to 312,500 additional shares of Common Stock from the Company.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares by the Company to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing descriptions of certain terms of the Underwriting Agreement, the Common Stock Purchase Agreement and the Preferred Stock Purchase Agreement (to which the form of Certificate of Designation is attached as Exhibit A) are not complete and are qualified in their entirety by reference to the full text of such documents, which are included as Exhibits 1.1, 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the Private Placements set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. Each of the Private Placements will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof. The Common Stock issued pursuant to the Common Stock Purchase Agreement, the Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement and the Common Stock issuable upon conversion of the Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

1.1	Underwriting Agreement by and between MercadoLibre, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

10.1	Securities Purchase Agreement, dated as of March 11, 2019, by and between MercadoLibre, Inc. and PayPal, Inc.

10.2	Securities Purchase Agreement, dated as of March 11, 2019, by and between MercadoLibre, Inc. and Merlin DF Holdings, LP.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement by and between MercadoLibre, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

10.1	Securities Purchase Agreement, dated as of March 11, 2019, by and between MercadoLibre, Inc. and PayPal, Inc.

10.2	Securities Purchase Agreement, dated as of March 11, 2019, by and between MercadoLibre, Inc. and Merlin DF Holdings, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC.

Date: March 13, 2019

	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer